Exhibit 10.2
SEPARATION AGREEMENT AND GENERAL RELEASE
This AGREEMENT is made between Stephen A. Bullock (“Bullock”) and Stanley Furniture Company, Inc. and its affiliates, subsidiaries, parent, predecessors, successors and assigns (referred to herein, collectively and individually, as “Stanley” or “Company”).
A. REASONS FOR AGREEMENT
1. Bullock is being terminated from his employment as Executive Vice President-Operations with Stanley on December 31, 2009 (the “Separation Date”).
2. Under Company policy, Bullock is not entitled to severance benefits.
3. For the consideration from Bullock specified below, the Company has agreed to provide Bullock with certain benefits in the form of salary and medical benefit continuation.
B. AGREEMENT
For and in consideration of the mutual promises and commitments specified herein, the parties agree as follows:
1. Special Severance Package. The Company agrees to provide Bullock with the following benefits, which are referred to as the “Special Severance Package.”
(a) Beginning on the effective date of his termination, and continuing until December 31, 2010, or until Bullock obtains any other full time employment, whichever occurs first, Stanley shall continue Bullock’s salary payments in the amount of $6,605 semi-monthly, in accordance with its regular payroll practices and subject to standard withholdings. In no event, however, shall the total amount paid in salary continuation pursuant to this paragraph be less than $13,210 [or one month’s salary], regardless of when Bullock obtains other employment. Bullock agrees to notify Stanley within three (3) business days after he obtains any other full time employment.
(b) Until December 31, 2010, or until Bullock obtains coverage from another employer, whichever occurs first, Stanley shall allow Bullock to continue participation in its group medical insurance plan at the applicable premium rates for active Stanley employees. The qualifying event concerning Bullock’s rights under the Consolidated Omnibus Budget Reconciliation Act, 29 U.S.C. § 1161, et seq. (“COBRA”) shall be the actual date on which continued coverage ceases.
2. General Release. In consideration for the Special Severance Package, and to the extent permitted by applicable law, Bullock agrees, for himself and his heirs, representatives, successors and assigns, that he has been finally and permanently separated from employment with Stanley, and that he waives, releases and forever discharges Stanley, its owners, shareholders, directors, officers, employees and agents (the “Releasees”), from any and all claims, known or unknown, that he has or may have relating to or arising out of his employment with Stanley and the termination thereof, including but not limited to any claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, liability in tort, claims of any kind that may be brought in any court or administrative agency, any claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Family Medical Leave Act, the Employee Retirement Income Security Act, or any other federal, state or local law relating to employment, employee benefits or the termination of employment, or any other claim arising out of or relating to Bullock’s employment.
Bullock specifically warrants and represents that he is not aware of any factual basis for any claims against Stanley under either the Fair Labor Standards Act or any state equivalents of such law.
3. Special Release Notification. The General Release, paragraph B.2., includes a release of all claims under the Age Discrimination in Employment Act (“ADEA”) and, therefore, pursuant to the requirements of the ADEA, Bullock acknowledges the following:
(a) that he has been advised that this release includes, but is not limited to, all claims under the ADEA arising up to and including the date of execution of this release;
(b) that he has been advised to consult with an attorney and/or other advisor of his choosing concerning his rights and obligations under this release;
(c) that he has been advised to consider fully this release before executing it;
(d) that he has been offered ample time and opportunity, in excess of 45 days, to do so;
(e) that this release shall become effective and enforceable seven (7) days following execution of this Severance Agreement and General Release by Bullock, during which seven (7) day period Bullock may revoke his acceptance of this Severance Agreement and General Release by delivering written notice to Christy Landon, Stanley Furniture Company, P.O. Box 30, 1641 Fairystone Park Highway, Stanleytown, Virginia 24168.
4. No Other Payments. Bullock understands and agrees that the Company and the other Releasees shall neither make nor cause to be made any other payments him, his beneficiaries or dependents, or otherwise on his behalf, except as specifically referenced herein.
5. Taxes. To the extent that any taxes may be due on the payments provided in this Agreement beyond any withheld, Bullock agrees to pay such taxes and to indemnify and hold the Company and its agents and affiliates harmless for any tax payments owed, interest, penalties, levies, or assessments resulting from the payments provided hereunder or from any failure by Bullock to pay such taxes, interest, penalties, levies or assessments.
6. Non-Disclosure. Bullock agrees that the terms of this Severance Agreement and General Release and his Special Severance Package are confidential, and agrees not to disclose the fact, terms or amount thereof to any person other than his attorney, income tax preparer or similar professional, or to his spouse and immediate family. To the extent that he discloses this information, Bullock agrees to instruct such professional, spouse or immediate family member that this information is to be kept confidential.

7. Confidentiality. Bullock agrees that he will not divulge or give anyone any confidential information obtained by him during his employment concerning Stanley’s business or affairs, including without limitation, information relating to human resources matters, policies, and other confidential or proprietary information or trade secrets, and to the Company’s relationships with actual or potential customers or the needs or requirements of such customers. Employee also agrees not to disclose any information concerning any legal matters in which the Company is involved except as required by lawfully issued subpoena.
8. No Admission. It is understood and agreed that, prior to entering into this Severance Agreement, Stanley has admitted no liability for the Special Severance Package provided herein or for any other benefits other than those provided by contract or Company policy. Stanley has entered into this Severance Agreement and General Release solely for the purpose of maintaining an amicable and cooperative relationship between Bullock and Stanley.
9. Company Property. Bullock acknowledges that he has returned to the Company all property of the Company. For purposes of this Section, “property of the Company” includes, but is not limited to, keys, corporate credit cards, equipment, books, supplies, computer programs, originals and copies of all corporate documents, including financial records and information, and any other materials, whether prepared by Bullock or by others, but excludes anything owned by Bullock individually.
10. Nonsolicition of Employees. For a period of twelve (12) months after the Separation Date, Bullock shall not, either on his own account or for any person, firm, partnership, corporation, or other entity (a) solicit, interfere with, or endeavor to cause any employee of Stanley to leave his or her employment; (b) induce or attempt to induce any such employee to breach his or her employment agreement with Stanley; or (c) identify Stanley employees to his subsequent employer so that the subsequent employer will induce or attempt to induce any such employee to breach his or her employment agreement with Stanley.
11. Governing Law. This Agreement shall be governed by and subject to the laws and exclusive jurisdiction of the courts of the Commonwealth of Virginia.
12. Severability. If any provision of this Agreement is determined to be in violation of any law, rule, or regulation or otherwise unenforceable, such determination will not affect the validity of any other provision of this Agreement, which will remain in full force and effect. Each section, provision, paragraph and subparagraph of this Agreement is severable from every other section, provision, paragraph and subparagraph and constitutes a separate and distinct covenant.
13. Counterparts; Headings. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes. The paragraph headings in this Agreement are for reference and convenience only, and shall not modify or effect its substantive terms.

14. Entire Agreement.
(a) The parties understand and agree that all terms of this Severance Agreement and General Release are contractual and are not a mere recital, and represent and warrant that they are competent and possess the full and complete authority to covenant and agree as herein provided.
(b) Bullock understands, agrees, and represents that the covenants made herein and the releases herein executed may affect rights and liabilities of substantial extent and agrees that the covenants and releases provided herein are in his best interest. Bullock represents and warrants that, in negotiating and executing this Severance Agreement and General Release, he has had an adequate opportunity to consult with competent counsel or other representatives of his choosing concerning the meaning and effect of each term and provision hereof, and that there are no representations, promises or agreements other than those expressly set forth in writing herein.
(c) The parties have carefully read this General Release and Severance Agreement in its entirety; fully understand and agree to its terms and provisions; intend and agree that it is final and binding and understand that, in the event of a breach, either party may seek relief, including damages, restitution and injunctive relief, at law or in equity, in a court of competent jurisdiction.
THIS AGREEMENT WAS PROVIDED TO STEPHEN A. BULLOCK
ON DECEMBER 9, 2009
IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed the foregoing General Release and Severance Agreement this ______ day of ___________, 2009.

Date	Stephen A. Bullock

STATE OF

CITY/COUNTY OF
The foregoing instrument was acknowledged and signed before me by Stephen A. Bullock this ______ day of ____________, 2009.

Notary Public
My Commission Expires: ____________

STANLEY FURNITURE COMPANY, INC.
By:
Date		Its

STATE OF

CITY/COUNTY OF
The foregoing instrument was acknowledged and signed before me this  _____  day of  _____  , 2009.

Notary Public
My Commission Expires: ____________

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